                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12
                            SOFTWARE SPECTRUM, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
    (5) Total fee paid:

        ------------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ------------------------------------------------------------------------
    (2) Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------
    (3) Filing Party:

        ------------------------------------------------------------------------
    (4) Date Filed:

        ------------------------------------------------------------------------

                             SOFTWARE SPECTRUM, INC.

                               2140 MERRITT DRIVE
                              GARLAND, TEXAS 75041

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                          TO BE HELD SEPTEMBER 23, 1999

TO THE SHAREHOLDERS OF SOFTWARE SPECTRUM, INC.

         The Annual Meeting of Shareholders of Software Spectrum, Inc. (the "Company") will be held on Thursday, September 23, 1999, at 10:00 a.m., Central time, at the Company's offices located at 2140 Merritt Drive, Garland, Texas, for the following purposes:

                  1. To elect two directors to serve for a period of three years and until their respective successors shall have been elected and qualified;

                  2. To approve the adoption of Amendment No. 1 to the Company's 1998 Long Term Incentive Plan; and

                  3. To transact such other business as may properly come before the meeting or any adjournment(s) thereof.

         Information regarding the matters to be acted upon at the annual meeting is contained in the Proxy Statement attached to this Notice.

         Only shareholders of record at the close of business on August 9, 1999 are entitled to notice of, and to vote at, such meeting or any adjournment(s) thereof. A complete list of the shareholders entitled to vote at the meeting will be open to the examination of any shareholder, for any purpose germane to the meeting, during ordinary business hours for a period of 10 days prior to the meeting at the corporate offices of the Company, 2140 Merritt Drive, Garland, Texas 75041.

         All shareholders are cordially invited to attend the Annual Meeting.


                                       By Order of the Board of Directors


                                       ROBERT D. GRAHAM
                                       Secretary


Garland, Texas
August 18, 1999

                             SOFTWARE SPECTRUM, INC.

                                 PROXY STATEMENT
                                       FOR
                         ANNUAL MEETING OF SHAREHOLDERS

                          TO BE HELD SEPTEMBER 23, 1999

                             SOLICITATION OF PROXIES

         The accompanying proxy is solicited by and on behalf of the Board of Directors of Software Spectrum, Inc. (the "Company") for use at the Annual Meeting of Shareholders of the Company (the "Annual Meeting") to be held at the Company's offices located at 2140 Merritt Drive, Garland, Texas on Thursday, September 23, 1999, at 10:00 a.m., Central time and at any adjournment(s) thereof. Solicitation of proxies may be made in person or by mail, telephone or telegram by directors, officers, employees, or other authorized designees of the Company. The Company has retained D.F. King & Co. to assist in the solicitation of proxies for a fee of $4,500 plus reimbursement of expenses. The Company may also request banking institutions, brokerage firms, custodians, trustees, nominees and fiduciaries to forward solicitation material to the beneficial owners of common stock, $.01 par value per share, of the Company (the "Common Stock") held of record by such persons, and the Company will reimburse the forwarding expense. All reasonable costs of preparing, printing, assembling and mailing the form of proxy and the material used in the solicitation thereof and all clerical and other expenses of solicitation will be paid by the Company. The approximate date on which this Proxy Statement and form of proxy were first sent to shareholders is August 18, 1999.

         The purpose of the Annual Meeting and the matters to be acted upon are set forth in the foregoing attached Notice of Annual Meeting of Shareholders. As of the date of this Proxy Statement, the Board of Directors knows of no other business that will be presented for consideration at the Annual Meeting. However, if any such other business shall properly come before the Annual Meeting, votes will be cast pursuant to said proxies in respect of any such other business in accordance with the judgment of the persons acting under said proxies.

                          RECORD DATE AND VOTING RIGHTS

         Only shareholders of record at the close of business on August 9, 1999 will be entitled to vote on matters presented at the Annual Meeting or any adjournment(s) thereof. The stock transfer books will not be closed. At the record date, there were outstanding and entitled to be voted 4,104,580 shares of Common Stock.

         The presence, in person or by proxy, of the holders of a majority of the outstanding shares of the Common Stock of the Company entitled to vote is necessary to constitute a quorum at the meeting. If a quorum is not present or represented at the meeting, the shareholders entitled to vote thereat, present in person or represented by proxy, have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present or represented. Abstentions and broker non-votes (when a broker holding shares for clients in street name is not permitted to vote on certain matters without the client's instructions) are counted for purposes of determining the presence or absence of a quorum for the transaction of business. Abstentions and broker non-votes are not counted in the election of directors and will have no effect on such election except to the extent they affect the total votes received by a candidate. On matters other than the election of directors, however, abstentions will be counted as votes cast, which will have the same effect as a negative vote on such matter.

         On all matters submitted to a vote at the Annual Meeting, or any adjournment(s) thereof, each holder of Common Stock will be entitled to one vote, in person or by proxy, for each share of stock owned of record at the close of business on August 9, 1999. Cumulative voting for directors is not permitted.

         A shareholder giving a proxy pursuant to the present solicitation may revoke it at any time before it is exercised by giving a subsequent proxy or by delivering to the Secretary of the Company a written notice of revocation prior to the voting of the proxy at the Annual Meeting. No proxy will be used if the shareholder is personally present at the Annual Meeting and expresses a desire to vote his shares in person.

                    STOCK OWNERSHIP OF PRINCIPAL SHAREHOLDERS

         The following table sets forth as of July 15, 1999, except as noted below, information as to the beneficial ownership of the Common Stock by each person known by the Company to beneficially own more than 5% of the outstanding Common Stock.

Name and Address                          Shares                     Percent
of Beneficial Owner                   Beneficially Owned(1)          of Class
-------------------                   ---------------------          --------
Judy Odom Sims (2)                          385,264(8)                 9.22%

Private Capital Management, Inc.            837,854(9)                20.42
and Bruce S. Sherman (3)

Morton H. Sachs & Company,                  376,900(10)                9.19
DBA The Sachs Company (4)

Merrill Lynch & Co., Inc. (5)               277,000(11)                6.75

Denver Investment Advisors LLC (6)          248,000(12)                6.04

Dimensional Fund Advisors (7)               238,300(13)                5.81

---------------------------
(1) Unless otherwise indicated, to the knowledge of the Company, all shares are owned directly, and the owner has sole voting and investment power.

(2)  The named person's address is 2140 Merritt Drive, Garland, Texas 75041.

(3)  The named person's address is 3003 Tamiami Trail North, Naples, Florida
     33940.

(4) The named person's address is 1346 South Third Street, Louisville, Kentucky 40208.

(5) The named person's address is World Financial Center, North Tower, 250 Vesey Street, New York, New York 10281.

(6) The named person's address is 1225 17th Street, 26th Floor, Denver, Colorado 80202.

(7) The named person's address is 1299 Ocean Avenue, 11th Floor, Santa Monica, California 90401.

(8) Includes 76,000 shares which are subject to options exercisable within 60 days of July 15, 1999.

(9) This information is based on a Schedule 13G/A of Private Capital Management, Inc. ("PCM"), SPS Partners, L.P. ("SPS"), Bruce S. Sherman and certain other persons, dated February 17, 1999. Mr. Sherman is president of PCM and managing general partner of SPS and exercises shared dispositive power with each such entity.

(10) This information is based on a Schedule 13G/A of Morton H. Sachs & Company, DBA The Sachs Company, dated July 27, 1999. The Sachs Company is an investment adviser registered under Section 203 of the Investment Advisers Act of 1940.

(11) This information is based on a Schedule 13G/A of Merrill Lynch & Co., Inc., dated February 1, 1999. Merrill Lynch & Co., Inc. disclaims beneficial ownership of such shares pursuant to Section 240.13d-4 of the Securities Exchange Act of 1934.

(12) This information is based on a Schedule 13G of Denver Investment Advisors LLC, dated February 12, 1999. Denver Investment Advisors is an investment adviser registered under Section 203 of the Investment Advisers Act of 1940.

(13) This information is based on a Schedule 13G of Dimensional Fund Advisors, dated February 11, 1999. Dimensional Fund Advisors is an investment adviser registered under Section 203 of the Investment Advisers Act of 1940 and disclaims beneficial ownership of such shares.

                          STOCK OWNERSHIP OF MANAGEMENT

         The following table sets forth as of July 15, 1999 information as to the beneficial ownership of Common Stock by each director and nominee (except Ms. Sims, whose holdings are shown in the preceding table) and each of the chief executive officer and the other four most highly compensated executive officers of the Company (other than Ms. Sims), and by all directors and executive officers as a group (including Ms. Sims).

                                                    Shares                  Percent
Name of Beneficial Owner                    Beneficially Owned(1)           of Class
------------------------                    ---------------------           --------
Frank Tindle, Director                             152,277(2)                 3.71%

Mellon C. Baird, Director                            9,000(3)                  *

Carl S. Ledbetter, Director                          8,129(4)                  *

Brian N. Dickie, Director                                0                     *

Keith R. Coogan, President,
  Chief Operating Officer and Director              28,011(5)                  *

Roger J. King, Executive Vice President of
  Sales and Marketing                               43,819(6)                 1.06

Robert D. Graham, Vice President
  Strategic Relationships, General
  Counsel and Secretary                             11,460(7)                  *

Lorraine Castorina, Vice President
   of North American Sales                          11,368(8)                  *

All directors and executive officers
  as a group (15 persons)                          689,561(9)                16.81

-------------------------
*   Indicates less than one percent.

(1) Unless otherwise indicated, to the knowledge of the Company, all shares are owned directly and the owner has sole voting and investment power.

(2) All of such shares are jointly held by Mr. Tindle and his spouse as tenants-in-common, and Mr. Tindle has shared investment and voting power with respect thereto. Includes 8,000 shares which are subject to options exercisable within 60 days of July 15, 1999.

(3) Includes 8,000 shares which are subject to options exercisable within 60 days of July 15, 1999.

(4) Includes 6,000 shares which are subject to options exercisable within 60 days of July 15, 1999.

(5) Includes 22,000 shares which are subject to options exercisable within 60 days of July 15, 1999.

(6) Includes 20,800 shares which are subject to options exercisable within 60 days of July 15, 1999.

(7) Includes 9,800 shares which are subject to options exercisable within 60 days of July 15, 1999.

(8) Of such shares, 800 are jointly held by Ms. Castorina and her spouse as tenants-in-common, and Ms. Castorina has shared investment and voting power with respect thereto. Includes 9,200 shares which are subject to options exercisable within 60 days of July 15, 1999.

(9) Includes 195,900 shares which are subject to options exercisable within 60 days of July 15, 1999.

                       ACTION TO BE TAKEN UNDER THE PROXY

         Proxies in the accompanying form which are properly executed and returned will be voted at the Annual Meeting and any adjournment(s) thereof and will be voted, unless the person giving the proxy specifies otherwise:
(1) for the election of the individuals named below as nominees for election as directors of the Company, to serve for a period of three years and until their respective successors are elected and qualified; (2) for the adoption of Amendment No. 1 to the 1998 Long Term Incentive Plan; and (3) in the transaction of such other business as may properly come before the Annual Meeting or any adjournment(s) thereof.

         Management knows of no matters, other than the foregoing, to be presented for consideration at the Annual Meeting. If, however, any other matters properly come before the Annual Meeting or any adjournment(s) thereof, it is the intention of the persons named in the enclosed proxy to vote such proxy in accordance with their judgment on any such matters.

                                  PROPOSAL ONE
                              ELECTION OF DIRECTORS

         The Company's Board of Directors currently consists of six directorships and is divided into three classes. The term of the first class expires at the 2001 Annual Meeting of Shareholders, the term of the second class expires at the 1999 Annual Meeting of Shareholders and the term of the third class expires at the 2000 Annual Meeting of Shareholders.

         Two directors for the second class of directorships will be elected at the Annual Meeting. The directors to be elected at the Annual Meeting will hold office for a term of three years and will serve until their respective successors are elected and qualified. Proxies cannot be voted for more than two nominees.

         Subject to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation to elect directors under specified circumstances, any director or directors may be removed from office at any time, but only by the affirmative vote of:
(i) the holders of at least two-thirds of the voting power of the then outstanding shares of capital stock of the Company entitled to vote generally in the election of directors, voting together as a single class; or (ii) a majority of the members of the Board then serving. The persons named below are the Board of Director's nominees for election as directors of the Company. The nominees presently are serving as directors of the Company and have served as such since the dates indicated. Further information with respect to each nominee and the other directors continuing in office is set forth below.

         Should the nominees named herein for the office of director become unable or unwilling to accept nomination or election, it is intended that the persons acting under the proxy will vote for the election, in his stead, of such other persons as the Board of Directors of the Company may recommend. The Board of Directors has no reason to believe that the nominees will be unable or unwilling to serve if elected.

         The vote of a plurality of the shares entitled to vote on the election of directors and represented in person or by proxy at the Annual Meeting is required for the election of directors.

         THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" THE ELECTION OF THE NOMINEES.

NOMINEES FOR DIRECTOR

         TERM EXPIRES IN 2002

         Carl S. Ledbetter, age 50, has been a director of the Company since November 1996. Mr. Ledbetter has served as Chairman, President and Chief Executive Officer of Hybrid Networks, an innovator and leader in the broadband access industry since 1996. From 1993 to 1996, Mr. Ledbetter was President of Consumer Products at AT&T, and from 1991 to 1993 was employed at Sun Microsystems, Inc. where he initially served as a General Manager of Sun Select and Corporate Vice President. In such positions he managed Sun Microsystems, Inc.'s fast-growing networking business. Prior to 1991, Mr. Ledbetter held various positions with technology companies, including Decision Point Consulting, Control Data Corporation, Prime Computer and IBM Corporation.

         Brian N. Dickie, age 44, was elected by the Board of Directors to fill a vacancy in this class of directors of the Company in June 1999. Mr. Dickie is President of the Emerging Businesses Group for TXU, a global energy services company, where he manages TXU's emerging business portfolio and is guiding its transition to a competitive environment as a result of deregulation. Prior to joining TXU in early 1999, Mr. Dickie served as Chief Operating Officer of Booz Allen & Hamilton Inc., a global management and technology consulting firm. He joined Booz Allen in 1982 and held various management positions, including COO from 1997 to 1999; President, Worldwide Commercial Business from 1993 to 1997; and Managing Partner of the firm's Asia/Pacific practice from 1988 to 1993. From 1982 to 1988, he consulted with clients in the U.S., Canada, the United Kingdom and Asia/Pacific.

DIRECTORS CONTINUING IN OFFICE

         TERM EXPIRES IN 2000

         Judy Odom Sims, age 46, is a co-founder of the Company and has been a director of the Company since its inception in 1983. Ms. Sims served as Treasurer of the Company from 1983 to October 1990, as Vice President from April 1987 to April 1988, and has served as Chief Executive Officer since April 1988 and Chairman of the Board since July 1992. From April 1996 to May 1998, Ms. Sims also served as President of the Company. Ms. Sims was employed by the national accounting firm of Grant Thornton LLP from 1977 to 1985, where she last served as an audit partner. Ms. Sims is a Certified Public Accountant.

         Frank Tindle, age 47, is a co-founder of the Company and has been a director of the Company since 1983. From 1983 to April 1992, Mr. Tindle served as Vice President of the Company. From 1980 to 1983, Mr. Tindle was the principal accounting officer of Southmark Corporation. Prior to joining Southmark, Mr. Tindle was employed by the national accounting firms of Grant Thornton LLP and Ernst & Young LLP. Mr. Tindle is a Certified Public Accountant.

         TERM EXPIRES IN 2001

         Mellon C. Baird, age 68, has been a director of the Company since June 1991. Mr. Baird has been President and Chief Executive Officer of Titan Technologies and Information Systems Corporation, a wholly-owned subsidiary of Titan Corporation, since its merger with Delfin Systems in September 1998. Titan is a developer and supplier of information and communication systems, products and services for government and commercial markets. Prior to the merger, Mr. Baird had served as President and Chief Executive Officer of Delfin Systems since November 1990 and as Chairman of the Board since April 1991. Mr. Baird also serves as a director of EDO Corporation and of Hawker Pacific Aerospace. From September 1986 to December 1987, Mr. Baird served as President, Chief Operating Officer and a director of Tracor, Inc., and from January 1988, after Tracor, Inc. became a subsidiary of privately-held Westmark Systems, Inc., until December 1989, he served as President and Chief Executive Officer of this diversified technological products and services company. Mr. Baird served as President of the Defense and Electronics Group of Eaton Corporation from 1982 to September 1986.

         Keith R. Coogan, age 47, has been a director since August 1998. Mr. Coogan was named President in May 1998 and has been Chief Operating Officer since April 1996. Mr. Coogan served as Executive Vice President of the Company from April 1996 to May 1998 and had been a Vice President of the Company since October 1990. Mr. Coogan served as Secretary of the Company from May 1991 through July 1992 and as Treasurer from October 1990 to March 1992. From May 1989 until joining the Company, Mr. Coogan served as Vice President of Finance for Leather Center Holdings Inc., a privately-held manufacturer and retailer of leather furniture. From January 1986 to May 1989, he was Vice President and Chief Financial Officer of Trinity Texas Corporation and Ward Hunt Investments, both of which were privately-held real estate sales and development organizations. Mr. Coogan is a Certified Public Accountant.

MEETINGS AND COMMITTEES OF BOARD OF DIRECTORS

         The Board of Directors of the Company has an Audit Committee which is currently composed of Messrs. Baird and Ledbetter. The Committee held three meetings during fiscal year 1999. The functions performed by the Audit Committee include: (i) making recommendations concerning the Company's independent auditors; (ii) reviewing and approving the scope of the annual audit plan for the Company; (iii) reviewing internal audit controls, risk management, and the effectiveness of the Company's programs for implementing audit recommendations; and (iv) periodically interviewing the Company's independent public accountants in order to analyze the strengths and weaknesses of the Company's financial staff and systems and the adequacy of its internal controls.

         The Board of Directors of the Company has a Compensation Committee which is currently composed of Messrs. Tindle and Baird. The Committee held four meetings during fiscal year 1999 and acted by written consent on one occasion. The functions performed by the Compensation Committee include: (i) periodically establishing the compensation paid to officers of the Company and reporting its determinations to the Board of Directors concerning such compensation; and (ii) administering the Company's 1993 Long Term Incentive Plan and 1998 Long Term Incentive Plan.

         The Company's Board of Directors held four meetings during fiscal year 1999 and acted by written consent on two occasions. Each director attended during the year at least 75% of the aggregate of: (i) the total number of meetings held by the Board; and (ii) the total number of meetings held by all committees on which he served.

                                  PROPOSAL TWO

                         ADOPTION OF AMENDMENT NO. 1 TO
                        THE 1998 LONG TERM INCENTIVE PLAN

         In 1993, the Company adopted the 1993 Long Term Incentive Plan (the "1993 Plan"), which provides for the grant of stock options, restricted shares of Common Stock, performance units and stock appreciation rights to key employees of the Company. As adopted, the maximum aggregate number of shares of Common Stock with respect to which options, restricted shares and rights granted without accompanying options may be granted under the 1993 Plan was 300,000. In 1995, the 1993 Plan was amended to increase this number to 600,000 shares of Common Stock.

         In 1998, the Company adopted the 1998 Long Term Incentive Plan (the "1998 Plan"), which also provides for the grant of stock options, restricted shares of Common Stock, performance units and stock appreciation rights to key employees of the Company. As adopted, the maximum aggregate number of shares of Common Stock with respect to which options, restricted shares and rights granted without accompanying options may be granted under the 1998 Plan was 200,000. The purpose of adopting the 1998 Plan was to make additional shares of Common Stock available for award to key employees. On June 24, 1999, the Compensation Committee of the Board of Directors granted options for 186,200 shares of Common Stock to key employees of the Company under both the 1993 Plan and the 1998 Plan, thereby reducing the available shares of Common Stock for future grant. Accordingly, at June 30, 1999, 490,090 shares had been allocated under the 1993 Plan and 177,450 shares had been allocated under the 1998 Plan, leaving a total of 54,290 shares of Common Stock available for future grant under both plans.

         On June 24, 1999, the Board of Directors unanimously approved and recommended for shareholder approval an Amendment No. 1 to the 1998 Plan (the "Amendment") that would increase the number of shares of Common Stock reserved for issuance under the 1998 Plan by 200,000. The purpose of the Amendment is to make additional shares of Common Stock available for award to key employees. The Amendment will become effective upon shareholder approval. A summary of the 1998 Plan, as amended, is set forth below. This summary is qualified in its entirety by reference to the full text of the 1998 Plan, as amended, which is attached to this Proxy Statement as Appendix A and which is referred to below as the "1998 Plan."

         The Board of Directors believes that the use of long-term incentives based on the value of the Company's Common Stock is necessary to attract and retain key employees, to motivate key employees to achieve long-range goals and to provide compensation opportunities that are competitive with those offered by other corporations. The adoption of the Amendment has been proposed in order to enable the Company to continue to provide stock-based incentives to key employees.

DESCRIPTION OF THE PLAN

         SCOPE. The 1998 Plan authorizes the grant of incentive stock options and non-qualified stock options to purchase Common Stock, stock appreciation rights, restricted stock and performance units to key employees of the Company. The purpose of the 1998 Plan is to attract and retain skilled, qualified executives and key employees in order to motivate them to achieve long-range goals and to further identify their interests with those of the other shareholders of the Company.

         The 1998 Plan, as amended, authorizes the award of 400,000 shares of Common Stock, to be used for stock options, stock appreciation rights, restricted stock or performance units. If an award made under the 1998 Plan expires, terminates or is forfeited or settled in cash, without issuance of shares of Common Stock covered by the award, those shares will be available for future awards under the 1998 Plan. The 1998 Plan will terminate on July 31, 2008.

         ADMINISTRATION. The 1998 Plan may be administered by, or under the direction of, the Board of Directors or, if directed by the Board of Directors, the Compensation Committee. Subject to the provisions of the 1998 Plan, the Compensation Committee will have authority to select employees to receive awards, to determine the time or times of receipt, to determine the types of awards and the number of shares covered by the awards, to establish the terms, conditions and provisions of such awards, to determine the value of performance units and to accelerate or extend the exercisability of outstanding awards. In making such award determinations, the Compensation Committee may take into account the nature of services rendered by the employee, his or her present and potential contribution to the Company's growth and success and such other factors as the Compensation Committee deems relevant. All officers and full time employees of the Company, consisting of approximately 2,400 persons as of June 30, 1999, are eligible to receive awards under the 1998 Plan. The Compensation Committee is authorized to accelerate or extend the period of exercisability of awards after they have been granted, to interpret the 1998 Plan, to establish, amend, and rescind any rules and regulations relating to the 1998 Plan, to determine the terms and provisions of any agreements made pursuant to the 1998 Plan, and to make all other determinations that may be necessary or advisable for the administration of the 1998 Plan.

         ELIGIBILITY. Executives and other key full-time employees of the Company and its subsidiaries may be selected by the Compensation Committee to receive awards under the 1998 Plan. The 1998 Plan provides that no more than 50,000 shares of Common Stock may be subject to awards granted per year to any one employee participating in the 1998 Plan. In the discretion of the Compensation Committee, an eligible employee may receive an award in the form of a stock option, stock appreciation right, restricted stock award or performance unit or any combination thereof, and more than one award may be granted to an eligible employee.

         STOCK OPTIONS. The 1998 Plan authorizes the award of both incentive stock options (the "ISOs") and non-qualified stock options. Under the 1998 Plan, an option may be exercised at any time during the exercise period established by the Compensation Committee, except that: (i) no option may be exercised after employment with the Company and its subsidiaries terminates by reason other than death or disability; and (ii) no option may be exercised more than 12 months after employment with the Company and its subsidiaries terminates by reason of death or disability. The aggregate fair market value (determined at the time of the award) of the Common Stock with respect to which ISOs are exercisable for the first time by any employee during any calendar year may not exceed $100,000. The term of each option is determined by the Compensation Committee, and such term may be extended by the Compensation Committee; provided that the term may not exceed ten years from the date of grant. The exercise price of options is determined by the Compensation Committee, but the exercise price cannot be less than the fair market value of the Common Stock on the date of the grant. The exercise price of options may be paid in cash or, unless restricted by the Compensation Committee, in shares of Common Stock. In addition, the exercise price of non-qualified options may be paid, unless restricted by the Compensation Committee, through the Company's withholding of shares of Common Stock that would otherwise be issuable upon the exercise of such options. Grants of options do not entitle any optionee to any rights as a shareholder, and such rights will accrue only as to shares actually purchased through the exercise of an option.

         Under the 1998 Plan, a holder of non-qualified stock options is permitted to make gifts or other non-compensated transfers of options and rights among a limited class of permitted transferees, consisting of family members or trusts or partnerships for family members.

         STOCK APPRECIATION RIGHTS. The 1998 Plan authorizes the grant of stock appreciation rights ("SARs") in tandem with options. SARs entitle the holder to receive an amount equal to the difference between the fair market value of a share of Common Stock at the time of exercise of the SAR and the option price, multiplied by the number of shares of Common Stock subject to the option as to which the SAR is being exercised (subject to the terms and conditions of the option). SARs may be exercised at any time when the option to which it relates may be exercised and will terminate no later than the date on which the right to exercise the tandem option terminates. The holder has the discretion to determine whether the exercise of SARs will be settled in cash, in Common Stock (valued at its fair market value at the time of exercise) or in a combination of the two. The exercise of a SAR requires the surrender of the tandem option, and the exercise of a stock option requires the surrender of the tandem SAR, if any.

         If a SAR, or the corresponding option with which the SAR was awarded, is not exercised prior to the date that it ceases to be exercisable, then such SAR generally shall be deemed exercised as of such date and shall be paid to the holder in cash.

         RESTRICTED STOCK. Restricted stock awards are grants of Common Stock made to eligible employees subject to a required period of employment following the award (the "Restricted Period") and any other conditions established by the Compensation Committee. A participant will become the holder of shares of restricted stock, free of all restrictions, if he or she completes the Restricted Period and satisfies any other conditions; otherwise, the shares will be forfeited. Under the 1998 Plan, the Restricted Period may not be more than ten years. The holder will have the right to vote the shares of restricted stock and, unless the Compensation Committee determines otherwise, will have the right to receive dividends on the shares during the Restricted Period. The holder may not sell, pledge or otherwise encumber or dispose of restricted stock until the conditions imposed by the Compensation Committee have been satisfied. The Compensation Committee may accelerate the termination of the Restricted Period or waive any other conditions with respect to any restricted stock; however, in no case will the Restricted Period be less than one year.

         PERFORMANCE UNITS. Performance units are awards that entitle the holders to receive a specified value for the units at the end of a performance period established by the Compensation Committee if performance measures established by the Committee at the beginning of the performance period are met. Although the performance measures and performance period will be determined by the Compensation Committee at the time of the award of performance units, they may be subject to such later revision as the Committee deems appropriate to reflect significant events or changes. If the employment with the Company or a subsidiary of a holder of a performance unit terminates by reason of death, disability or retirement, then the Company will pay the employee or his or her beneficiary or estate the amount of the performance unit earned as of the date of termination. If the employment with the Company or a subsidiary of a holder of a performance unit terminates for any other reason, then the performance units held by such holder will automatically be forfeited.

         ADJUSTMENTS. In the event of any change in the outstanding shares of Common Stock by reason of any stock dividend, split, spinoff, recapitalization, merger, consolidation, combination, exchange of shares or other similar change, the aggregate number of shares with respect to which awards may be made under the 1998 Plan, and the terms and the number of shares of any outstanding option, SAR, performance unit or restricted stock, may be equitably adjusted by the Compensation Committee at its sole discretion.

         BUSINESS COMBINATIONS. In addition to the rights and obligations of the Committee to modify, adjust or accelerate exercisability of outstanding awards, in the event that, while any awards are outstanding under the 1998 Plan, there shall occur: (a) a merger or consolidation of the Company with or into another corporation in which the Company shall not be the surviving corporation; (b) a dissolution of the Company; or (c) a transfer of all or substantially all of the assets or shares of stock of the Company in one transaction or a series of related transactions to one or more other persons or entities, then, with respect to each award outstanding immediately prior to the consummation of such transaction and without the necessity of any action by the Compensation Committee:

            (i) If provision is made in writing in connection with such transaction for the continuance and/or assumption of the awards granted under the 1998 Plan, or the substitution for such awards of new options, rights, restricted shares and performance units, with appropriate adjustment as to the number and kind of shares or other securities deliverable with respect thereto, the awards granted under the 1998 Plan, or the new options, rights, restricted shares and performance units, substituted therefor, shall continue, subject to such adjustment, in the manner and under the terms provided in the respective agreements.

            (ii) In the event provision is not made in connection with such transaction for the continuance and/or assumption of the awards granted under the 1998 Plan, or for the substitution of equivalent awards, rights, restricted shares and performance units, then each holder of an outstanding award shall be entitled, immediately prior to the effective date of such transaction, to purchase the full number of shares that he would otherwise have been entitled to purchase during the entire remaining term of the option, the holder of any right shall be entitled to exercise such right to the extent the related option becomes exercisable, all restrictions on Restricted Stock shall lapse, and all performance units shall be payable in full.

         TERMINATION AND AMENDMENT. The 1998 Plan may be suspended, terminated or amended by the Board of Directors, provided that no amendment of the 1998 Plan and no action by the Board shall, without further approval of the stockholders of the Company, increase the total number of shares of Common Stock with respect to which awards may be made under the 1998 Plan, materially increase the benefits accruing to participants under the 1998 Plan or materially modify the requirements as to eligibility for participation in the 1998 Plan, if stockholder approval of such amendment is a condition of Securities and Exchange Commission Rule 16b-3, the Internal Revenue Code or the NASDAQ rules at the time such amendment is adopted. No amendment, suspension or termination of the 1998 Plan shall alter or impair any option, SAR, share of restricted stock or performance unit previously awarded under the 1998 Plan without the consent of the holder thereof.

         FEDERAL INCOME TAX CONSEQUENCES. The following summary of the federal income tax consequences of the 1998 Plan is not comprehensive and is based on current income tax laws, regulations and rulings.

         INCENTIVE STOCK OPTIONS. An optionee does not recognize income on the grant of an ISO. Subject to the effect of the alternative minimum tax, discussed below, if an optionee exercises an ISO in accordance with the terms of the option and does not dispose of the shares acquired within two years from the date of the grant of the option nor within one year from the date of exercise, the optionee will not realize any income by reason of the exercise and the Company will be allowed no deduction by reason of the grant or exercise. The optionee's basis in the shares acquired upon exercise will be the amount paid upon exercise. Provided the optionee holds the shares as a capital asset at the time of sale or other disposition of the shares, his gain or loss, if any, recognized on the sale or other disposition will be capital gain or loss. The amount of his gain or loss will be the difference between the amount realized on the disposition of the shares and his basis in the shares.

         If an optionee disposes of the shares within two years from the date of grant of the option or within one year from the date of exercise (an "Early Disposition"), the optionee will realize ordinary income at the time of such Early Disposition which will equal the excess, if any, of the lesser of: (i) the amount realized on the Early Disposition; or (ii) the fair market value of the shares on the date of exercise, over the optionee's basis in the shares. The Company will be entitled to a deduction in an amount equal to such income. The excess, if any, of the amount realized on the Early Disposition of such shares over the fair market value of the shares on the date of exercise will be long-term, mid-term or short-term capital gain, depending upon the holding period of the shares, provided the optionee holds the shares as a capital asset at the time of the Early Disposition. If an optionee disposes of such shares for less than his basis in the shares, the difference between the amount realized and his basis will be a long-term or short-term capital loss, depending upon the holding period of the shares, provided the optionee holds the shares as a capital asset at the time of disposition.

         The excess of the fair market value of the shares at the time the ISO is exercised over the exercise price for the shares is an amount included in an optionee's alternative minimum taxable income (the "Stock Option Preference").

         NON-QUALIFIED STOCK OPTIONS. Non-qualified stock options do not qualify for the special tax treatment accorded to ISOs under the Internal Revenue Code. Although an optionee does not recognize income at the time of the grant of the option, he recognizes ordinary income upon the exercise of a non-qualified option in an amount equal to the difference between the fair market value of the stock on the date of exercise of the option and the amount of the exercise price.

         As a result of the optionee's exercise of a non-qualified stock option, the Company will be entitled to deduct as compensation an amount equal to the amount included in the optionee's gross income. The Company's deduction will be taken in the Company's taxable year in which the option is exercised.

         The excess of the fair market value of the stock on the date of exercise of a non-qualified stock option over the exercise price is not an item of tax preference.

         TAXATION OF PREFERENCE ITEMS. Section 55 of the Internal Revenue Code imposes an alternative minimum tax equal to the excess, if any, of: (i) 26% of the optionee's "alternative minimum taxable income" that does not exceed $175,000, plus 28% of his "alternative minimum taxable income" in excess of $175,000, over (ii) his "regular" federal income tax. Alternative minimum taxable income is determined by adding the optionee's Stock Option Preference and any items of tax preference to the optionee's adjusted gross income and then subtracting certain allowable deductions and an exemption amount. The exemption amount is $33,750 for single taxpayers, $45,000 for married taxpayers filing jointly, and $22,500 for married taxpayers filing separately. However, these exemption amounts are phased out beginning at certain levels of alternative minimum taxable income.

         STOCK APPRECIATION RIGHTS. Recipients of SARs do not recognize income upon the grant of such an award. When a participant elects to receive payment under a SAR, he recognizes ordinary income in an amount equal to the cash and/or fair market value of shares received, and the Company is entitled to a deduction equal to such amount.

         RESTRICTED STOCK; PERFORMANCE UNITS. Grantees of restricted stock and performance units do not recognize income at the time of the grant of such stock or units. However, when shares of restricted stock become free from any restrictions or when performance units are paid, grantees recognize ordinary income in an amount equal to the cash and the fair market value of the stock on the date all restrictions are satisfied. Alternatively, the grantee of restricted stock may elect to recognize income upon the grant of the stock and not at the time the restrictions lapse.

         CHANGE OF CONTROL. If there is an acceleration of the vesting of benefits and/or an acceleration of the exercisability of stock options upon a Change of Control (as defined in the 1998 Plan), all or a portion of the accelerated benefits may constitute "excess parachute payments" under Section 280G of the Internal Revenue Code. The employee receiving an excess parachute payment incurs an excise tax of 20% of the amount of the payment in excess of the employee's average annual compensation over the five calendar years preceding the year of the Change of Control, and the Company is not entitled to a deduction for such payment.

VOTE REQUIRED FOR APPROVAL

         The affirmative vote of a majority of the shares entitled to vote on this proposal and represented in person or by proxy is required for approval.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE APPROVAL OF AMENDMENT NO. 1 TO THE 1998 PLAN.

                             EXECUTIVE COMPENSATION

SUMMARY EXECUTIVE COMPENSATION TABLE

         The following table shows all cash compensation paid by the Company during the fiscal years ended April 30, 1999, 1998 and 1997 to the Chief Executive Officer and the other four most highly compensated executive officers of the Company (the "Named Officers").

----------------------------------------------------------------------------------------------------------------
                                                 ANNUAL                 LONG TERM
                                              COMPENSATION             COMPENSATION
                                        -----------------------------------------------
                                                                       SECURITIES
NAME AND                  FISCAL                                       UNDERLYING             ALL OTHER
POSITION                   YEAR        SALARY($)    BONUS($)(1)        OPTIONS(#)         COMPENSATION($)(2)
----------------------------------------------------------------------------------------------------------------
Judy Odom Sims             1999        510,000       299,150            25,000                   1,330
  Chairman of the          1998        460,000       213,750            25,000                     477
  Board and Chief          1997        425,000       121,125            25,000(3)                1,605
  Executive Officer

Keith R. Coogan            1999        310,000       167,913            20,000                   1,330
  President and Chief      1998        270,000       122,500            20,000                     746
  Operating Officer        1997        250,000        62,688            15,000(3)                2,815

Roger J. King
  Executive Vice           1999        240,000       100,203(4)         15,000                   1,330
  President of  Sales      1998        180,000       112,255            13,000                     746
  and Marketing            1997        165,000        80,516            10,000(3)                2,815

Robert D. Graham
 Vice President
 Strategic Relationships,  1999        200,000        49,250            10,000                       0
  General Counsel and      1998        170,000        40,000            13,000                       0
   Secretary               1997         49,583(5)     10,877(5)         10,000(3)                    0

Lorraine Castorina         1999        145,000        90,876(7)          8,000                   1,330
 Vice President of         1998          -----         -----             -----                  ------
  North American Sales (6) 1997          -----         -----             -----                  ------
----------------------------------------------------------------------------------------------------------------

(1) For the 1999 fiscal year, the portion of the bonus payable pursuant to the annual performance pay plan for all executive officers provided for a potential payment of $692,000 to all executive officers as a group, of which $662,700 was paid.

(2) Represents amounts allocated to the Named Officers under the Company's Savings and Profit Sharing Plan.

(3) In determining option grants for the 1998 fiscal year, the Compensation Committee awarded stock options to executive officers and key employees at the market price of the Company's Common Stock on July 15, 1998. Each of the grants to the Named Officers for fiscal 1998 was made on the condition that the stock options granted to the Named Officers during fiscal 1997 be surrendered and cancelled. Each of the Named Officers surrendered his or her fiscal 1997 grant in exchange for the replacement options granted during fiscal 1998.

(4) Includes $4,167 estimated bonus for the month of April 1999, which amount will be finalized and paid in August 1999.

(5) Mr. Graham joined the Company in January 1997.

(6) Ms. Castorina was promoted to Vice President of North American Sales and became an executive officer in May 1998.

(7) Includes $5,000 estimated bonus for the month of April 1999, which amount will be finalized and paid in August 1999.

OPTION GRANTS IN LAST FISCAL YEAR

         The following table sets forth information regarding the grant of stock options during the fiscal year ended April 30, 1999 to the Named Officers.

                                                                                               POTENTIAL REALIZED
                                                                                                VALUE AT ASSUMED
                                                    INDIVIDUAL GRANTS                         ANNUAL RATES OF STOCK
                     ----------------------------------------------------------------          PRICE APPRECIATION
                                     % OF TOTAL OPTIONS                                         FOR OPTION TERM
                      OPTIONS       GRANTED TO EMPLOYEES   EXERCISE PRICE  EXPIRATION    --------------------------
      NAME           GRANTED(#)        IN FISCAL YEAR          ($/SH)         DATE        5%($)             10%($)
------------------   ----------     --------------------   --------------  ----------    -------            -------
Judy Odom Sims         25,000               14.00%              $15.25        9/17/04    129,661            294,158
Keith R. Coogan        10,000                6.00%              $15.25        9/17/04     51,865            117,663
                       10,000                6.00%              $20.50        7/01/04     69,720            158,170
Roger J. King           5,000                3.00%              $15.25        9/17/04     25,932             58,832
                       10,000                6.00%              $20.50        7/01/04     69,720            158,170
Robert D. Graham       10,000                6.00%              $20.50        7/01/04     69,720            158,170
Lorraine Castorina      8,000                5.00%              $20.50        7/01/04     55,776            126,536

AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
VALUES

         The following table sets forth information regarding the exercise of stock options during the fiscal year ended April 30, 1999 by the Named Officers and the estimated values of unexercised options held by such individuals at fiscal year-end.

                                                  NUMBER OF SECURITIES         VALUE OF UNEXERCISED
                                                 UNDERLYING UNEXERCISED        IN-THE-MONEY OPTIONS
                                              OPTIONS AT FISCAL YEAR-END(#)    AT FISCAL YEAR-END($)
                       SHARES                 -----------------------------    ---------------------
                     ACQUIRED ON     VALUE                       UNEXER-                     UNEXER-
                     EXERCISE(#)  REALIZED($)    EXERCISABLE     CISABLE       EXERCISABLE   CISABLE
                     -----------  -----------    -----------     -------       -----------   -------
Judy Odom Sims              0             0         63,000       52,000             0           0
Keith R. Coogan        10,000        60,875         27,000       38,000             0           0
Roger J. King           7,000        38,500         27,200       28,800             0           0
Robert D. Graham            0             0          5,200       17,800             0           0
Lorraine Castorina          0             0          6,600       10,400             0           0

MANAGEMENT CONTINUITY AGREEMENTS

         The Company has entered into Management Continuity Agreements with each of its executive officers. The Management Continuity Agreements specify terms of employment, including provision for severance benefits, for a covered executive following a change of control.

         The purpose of the Management Continuity Agreements is to serve the best interests of the Company and its shareholders by providing incentives for a covered executive both to render impartial advice and services during the pendency of a takeover proposal and to be available and render services during at least a crucial four-month transition period following a change of control.

         Although the agreements are entered into before a change of control, the terms of the Management Continuity Agreements do not begin, and the Management Continuity Agreements do not become effective, until a change of control occurs. The agreements provide continued employment for a two-year term commencing upon a change of control on terms equivalent to the terms of employment existing immediately before the change of control. The terms of employment covered include position, responsibilities, compensation and benefits. If such employment is prematurely terminated by the Company without "cause" or by the executive during the term of the agreement for "good reason" or without any reason during a 60-day "window period" after the first four months, then the executive would become entitled to a specific severance payment. The agreements renew annually, but before a change of control occurs or is contemplated, the Company has the ability to terminate the agreements once each year by giving at least 60-days advance written notice to the executive.

         The Management Continuity Agreements, subject to certain exceptions, define a change of control to encompass any of the following events: (i) the acquisition of 50% or more of the Company's stock by a person or group; (ii) a change in a majority of the board of directors of the Company (other than a change approved by the incumbent board); (iii) approval by the shareholders of the Company of a reorganization, merger or consolidation; or (iv) approval by the shareholders of the Company of a liquidation or dissolution or sale of all or substantially all of the assets of the Company.

         Exceptions are provided, among other things, for acquisitions of Company stock by the Company or Company employee benefit plans and acquisitions of Company stock directly from the Company, as well as for transactions in which existing shareholders of the Company maintain effective control.

         The Management Continuity Agreements permit a covered executive to collect severance benefits following a change of control if the covered executive terminates employment for good reason or without any reason during a 60-day window period beginning four months after a change of control or if employment of the executive is terminated by the employer without cause. Good reason is defined in the agreements to include reductions in compensation or benefits, diminution of duties and any material relocation. Cause is defined as a material breach of obligations of employment not cured after notice or a conviction for a felony involving moral turpitude.

         Additionally, the agreements provide an incentive and reward for an executive to remain with the Company for a full year after a change of control through a special bonus provision. Because of the Company's quarterly bonus system, the agreements provide that periodic quarterly bonuses will be defined as part of the executive's base salary as if all requirements for such bonus had been met.

         If the executive remains in the employ of the Company for four months after a change of control and then chooses to leave during a 60-day window period, if the executive is terminated other than for cause during a period of two years after a change of control, or if the executive leaves for good reason (such as a reduction in salary or position) during the period of two years after a change of control, then the executive would receive 1.5 times the executive's annual base salary and bonus.

         If the executive stays in the employ of the Company through the first anniversary of a change of control (with continued employment agreement protection for one additional year), the executive would receive a financial bonus equal to the executive's annual base salary and bonus (payable whether or not employment is terminated thereafter). If the executive is terminated because of a disability during a period of two years after a change of control, the executive would receive the greater of: (i) 1.5 times the executive's annual base salary and bonus; or (ii) any disability benefits then provided by the Company. If the executive dies during employment during a period of two years after a change of control, the executive's estate would receive the greater of: (i) 1.5 times the executive's annual base salary and bonus; or (ii) any death benefits then provided by the Company. The executive would receive no severance benefits if the executive is terminated by the Company for cause during a period of two years after a change of control. The agreements provide that an executive will be reimbursed for any legal expenses incurred in litigating rights under the agreements regardless of whether such litigation is successful.

COMPENSATION OF DIRECTORS

         The Company pays each outside director an annual retainer of $20,000, payable in quarterly installments, for service as a member of the Board of Directors. Pursuant to the Non-Employee Directors' Retainer Stock Plan, the outside directors may elect to receive all or a portion of their annual retainer fees in the form of Common Stock of the Company, or to defer receipt of a portion of such fees and have the deferred amounts treated as if invested in Common Stock.

         The Company also pays each outside director a fee of $1,000 for attendance at each meeting of the Board of Directors, and $800 for each committee meeting attended. In addition, the Company grants to each of its outside directors options to purchase 2,000 shares of Common Stock for each year of service, exercisable at the fair market value of the Common Stock on the date of grant. Such options are granted under the 1993 Long Term Incentive Plan. The Company's outside directors are reimbursed by the Company for their travel expenses incurred in connection with their attendance at meetings.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         Frank Tindle, who serves as a member of the Compensation Committee of the Board of Directors, served as Vice President of the Company from 1983 through April 1, 1992.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

         Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers and persons who own more than ten percent (10%) of a registered class of the Company's equity securities to file with the Securities and Exchange Commission reports of ownership and changes in ownership of Common Stock of the Company. Executive officers, directors and greater than ten-percent shareholders are required by regulations of the SEC to furnish the Company with copies of all Section 16(a) forms they file.

         To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended April 30, 1999, all
Section 16(a) filing requirements applicable to its executive officers, directors and greater than ten-percent beneficial owners were observed.

             COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

         The Compensation Committee of the Board of Directors (the "Committee") is currently composed of two outside directors of the Company. The Committee establishes salary levels and performance pay plans for executive officers and reports its determination to the Board of Directors. The Committee also administers the Company's stock-based incentive plans and determines grants under such plans for all employees, including executive officers.

         COMPENSATION PHILOSOPHY

         The compensation philosophy for executive officers generally conforms to the compensation philosophy of the Company for all management level employees. The Company's compensation is designed to:

          - provide compensation comparable to that offered by companies with similar businesses or of similar size, allowing the Company to successfully attract and retain the employees necessary to its long-term success;

          - provide compensation which relates to the performance of the individual and differentiates based upon individual performance;

          - provide incentive compensation that varies directly with both Company performance and individual contribution to that performance; and

          - provide an appropriate linkage between compensation and the creation of shareholder value through awards tied to the Company's performance and through facilitating employee stock ownership.

         The following is a report submitted by the Committee addressing the Company's compensation policies as they relate to the Company's executive officers for the fiscal year ended April 30, 1999.

         In setting compensation for executive officers, the Committee considers the relationship between executive pay and the enhancement of shareholder value, as well as the need to motivate and retain key employees. Further, the Committee operates within the overall philosophy of the Company, which stresses teamwork, fairness, and the overall emphasis on cost control, which includes compensation expense. To achieve the basic goals of the Company's compensation policies, the Committee establishes annual compensation for each of the executive officers, including base salary, discretionary quarterly performance pay plans for all executive officers other than the Chief Executive Officer ("CEO"), and an annual performance pay plan for all executive officers. The Committee receives recommendations from the CEO concerning base salary, performance pay plans and grants under the Company's stock option plans for all executive officers other than the CEO.

         The Committee establishes the compensation for the executive officers by also considering the salaries and other benefits, including stock-based incentive grants, of executive officers in relevant companies according to data obtained by the Committee from independent sources. The Committee believes that an individual officer's personal performance, as well as the Company's financial performance, should be appropriately weighted in determining compensation for executive officers. Consequently, the annual performance pay plans are significant components of the overall compensation of each executive officer of the Company.

         The discretionary quarterly performance pay plan, which is applicable to all executive officers except the CEO, relates to the executive's ability to achieve certain objectives during each quarter of the Company's fiscal year. This performance payment is paid quarterly, and is dependent upon the executive's ability to achieve the particular goals established for that individual as evaluated by either the CEO or the Company's President. Additionally, the Company's executive officers responsible for sales and operating units within the Company are subject to a quarterly performance pay plan dependent upon the Company's attainment of specified profitability goals applicable to the business segment operated by such individual, as well as Company-wide performance goals, during each quarter of the fiscal year.

         The annual performance pay plan, which is applicable to all executive officers including the CEO, includes two components, an individual performance component for each officer and an overall Company financial performance component. The individual performance component is weighted towards a subjective evaluation by the Committee, with the input and advice of the CEO for all executive officers other than the CEO, relating to each individual's performance in his or her position with the Company. The subjective individual performance component of these discretionary payments reflects various criteria, including the performance of those departments under the management of the officer and effective implementation and achievement of strategic goals.

         The component of the annual performance pay plan that is based upon the Company's financial performance is calculated by comparing the Company's financial results for the year with internally established financial goals. The financial goals are established by the Committee by taking into consideration the Company's prior financial performance, current established financial objectives, the performance of other companies within the Company's industry and recommendations from the CEO. The Committee considers the Company's net earnings, earnings per share and revenue growth in establishing financial goals. At least fifty percent of the total incentive compensation available under the annual performance pay plan for the 1999 fiscal year was tied to the Company's financial performance and growth. For the 1999 fiscal year, the Company achieved most of its financial performance goals under the annual performance pay plan.

         For the 1999 fiscal year, the annual performance pay plan for all executive officers provided for a potential payment of $692,000 to all executive officers as a group, of which 95.8% was paid.

         The Committee believes that incentives based upon the Company's stock performance are an important component of each of the executive officer's overall compensation package. The Committee believes that the number of stock options to be granted to each officer should be determined by a subjective evaluation of each executive officer's ability to influence the Company's long-term growth and profitability as well as data obtained from independent sources. During fiscal 1999, the Committee recommended and the Company granted options to the executive officers as set forth in the Executive Compensation Table herein. Since the value of an option bears directly to the Company's stock price, the Committee believes that option grants are an effective incentive for executive officers to create value for the Company's shareholders.

                                       Mellon C. Baird and Frank Tindle

STOCK PRICE PERFORMANCE GRAPH

         The following graph compares the percentage change in the cumulative total return of the Company's Common Stock, the Nasdaq National Market (U.S. Companies) and an index of stocks listed on the Nasdaq National Market under Standard Industrial Code ("SIC") 504, which is a broad index prepared by the University of Chicago's Center for Research in Security Prices that includes companies in the computer, computer peripheral and computer software industries. The graph assumes an initial investment of $100 on March 31, 1994, and the reinvestment of dividends, if any.

                              [Graph]

                                3/31/94  3/31/95  3/31/96  3/31/97  4/30/98  4/30/99
                                ----------------------------------------------------
Software Spectrum, Inc.          100.0    111.7    135.0     91.7    113.3     80.0
NASDAQ Stock Market - (U.S.)     100.0    111.2    151.1    173.2    258.9    351.8
NASDAQ Stock - SIC 504           100.0     81.2    101.2     81.9    119.3     87.2



                          CERTIFIED PUBLIC ACCOUNTANTS

         The Company's financial statements for the fiscal year ended April 30, 1999 have been audited by Grant Thornton LLP, independent auditors ("Grant Thornton"), and the Board of Directors has selected Grant Thornton to audit and report on the financial statements of the Company for the current fiscal year, which will end on April 30, 2000. A representative of Grant Thornton is expected to be present at the Annual Meeting with an opportunity to make a statement, and such representative is expected to be available to respond to appropriate questions.

                             SHAREHOLDERS' PROPOSALS

         Any proposal by a shareholder of the Company intended to be presented at the 2000 Annual Meeting of Shareholders must be received by the Company at its principal executive office by April 19, 2000 to be considered for inclusion in the Company's Proxy Statement and form of proxy. Any such proposal must also comply with the other requirements of the proxy solicitation rules of the Securities and Exchange Commission.

                                  ANNUAL REPORT

         The Company's 1999 Annual Report to Shareholders is being mailed to all shareholders of record together with this Proxy Statement.

                           ANNUAL REPORT ON FORM 10-K

         THE COMPANY WILL PROVIDE, WITHOUT CHARGE, A COPY OF ITS ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDING APRIL 30, 1999, UPON THE WRITTEN REQUEST OF ANY PERSON WHO WAS A SHAREHOLDER (OF RECORD OR BENEFICIALLY) AT THE CLOSE OF BUSINESS ON AUGUST 9, 1999. REQUESTS FOR SUCH REPORT SHOULD BE DIRECTED TO THE COMPANY AT 2140 MERRITT DRIVE, GARLAND, TEXAS 75041, ATTENTION: ROBERT D. GRAHAM, SECRETARY.

                                  OTHER MATTERS

         The Company is not aware of any matters that may come before the Annual Meeting other than those referred to in the Notice of Annual Meeting of Shareholders. If any other matters shall properly come before the meeting, the persons named in the accompanying proxy form intend to vote thereon in accordance with their best judgment.


                                       By Order of the Board of Directors



                                       ROBERT D. GRAHAM
                                       Secretary


Garland, Texas
August 18, 1999

ALL SHAREHOLDERS ARE URGED TO COMPLETE, SIGN, DATE AND RETURN THE
ACCOMPANYING PROXY.

                                   APPENDIX A

                             AMENDMENT NO. 1 TO THE
                             SOFTWARE SPECTRUM, INC.
                          1998 LONG-TERM INCENTIVE PLAN

         WHEREAS, Software Spectrum, Inc. (the "Company") has heretofore adopted the Software Spectrum, Inc. 1998 Long-Term Incentive Plan (the "1998 Plan"); and

         WHEREAS, as originally adopted by the Company, the 1998 Plan provided for the grant of up to 200,000 Stock Options with or without tandem stock appreciation rights, performance units and/or shares of restricted stock; and

         WHEREAS, pursuant to those provisions of the 1998 Plan permitting the Board of Directors of the Company to amend the 1998 Plan from time to time, the Company desires to amend the 1998 Plan to increase the shares available for grant thereunder by 200,000, for an aggregate of 400,000 shares to be available for grant thereunder;

         NOW, THEREFORE, effective as of July 1, 1999, the Plan is hereby amended as follows:

                                      FIRST

         The second sentence of Section 6 of the 1998 Plan is hereby amended to read in its entirety as follows:

         Subject to the provisions of paragraph I.10, the number of shares of Stock available under the 1998 Plan for the grant of Stock Options with or without tandem Stock Appreciation Rights, Performance Units and Restricted Stock shall not exceed 400,000 shares in the aggregate.

The remaining provisions of the 1998 Plan shall remain in full force and effect and shall not be impacted by this Amendment.

-------------------------------------------------------------------------------

             THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF
                          SOFTWARE SPECTRUM, INC.

              ANNUAL MEETING OF SHAREHOLDERS - SEPTEMBER 23, 1999

     The undersigned hereby appoints Judy Odom Sims and Robert D. Graham and each of them with full power of substitution, attorneys, agents and proxies of the undersigned to vote as directed below the shares of stock which the undersigned would be entitled to vote, if personally present, at the Annual Meeting of Shareholders of Software Spectrum, Inc. (the "Company") to be held at the offices of the Company, 2140 Merritt Drive, Garland, Thursday, September 23, 1999 at 10:00 a.m. Central time, and at any adjournment or adjournments thereof. If more than one of the above attorneys shall be present in person or by substitution at such meeting or at any adjournment thereof, both of said attorneys so present and voting, either in person or by substitution, shall exercise all of the powers hereby given. The undersigned hereby revokes any proxy or proxies heretofore given to vote upon or act with respect to such shares of stock and hereby ratifies and confirms all that said attorneys, their substitutes, or any of them, may lawfully do by virtue hereof.

-------------------------------------------------------------------------------
                          - FOLD AND DETACH HERE-

------------------------------------------------------------------------------------------------------
THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE             Please mark          /X/
MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO DIRECTION IS        your votes as
MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL 1 AND PROPOSAL 2.        indicated in
                                                                     this example


1. Election of Directors                            Nominees: Carl S. Ledbetter, Brian N. Dickie

       FOR nominees            WITHHOLD             (Instruction: To withhold authority to vote for
   listed to the right         AUTHORITY            any individual nominee, write that nominee's name
                       to vote for all nominees     on the space provided below.)
                         listed to the right
          / /                    / /                --------------------------------------------------

2. To approve the adoption of Amendment No. 1 to         3. In their discretion on such other matters
   the Company's 1998 Long Term Incentive Plan.             as may properly come before the meeting.

        FOR     AGAINST     ABSTAIN                             Signature(s):
        / /       / /         / /                                            -------------------------

                                                                             -------------------------
                                                                Date Signed:
                                                                             -------------------------

                                                                Please sign exactly as your name
                                                                appears on this proxy. If your stock
                                                                is jointly owned, both parties must
                                                                sign. Fiduciaries and representatives
                                                                should so indicate when signing, and
                                                                when more than one is named, a
                                                                majority should sign. If signed by a
                                                                corporation, its seal should be affixed.

                                                                PLEASE DATE, SIGN AND RETURN THIS PROXY
                                                                 PROMPTLY IN THE ENCLOSED ENVELOPE, NO
                                                                         POSTAGE IS REQUIRED.
------------------------------------------------------------------------------------------------------
                                    - FOLD AND DETACH HERE-